Exhibit 99.3

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

This Restricted Stock Unit Award (the “Award”) is granted on May 2, 2011 (the “Award Date”), by OfficeMax Incorporated (“OfficeMax”) to Michael Lewis (“Awardee” or “you”) pursuant to the 2003 OfficeMax Incentive and Performance Plan, as may be amended from time to time (the “Plan”), and the following terms and conditions of this agreement (the “Agreement”):

1.	Terms and Conditions. The Award is subject to all the terms and conditions of the Plan. All capitalized terms not defined in this Agreement shall have the meaning stated in the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control unless this Agreement expressly states that an exception to the Plan is being made.

2.	Potential Award. You are hereby awarded a potential grant of 24,000 Restricted Stock Units (your “Potential RSU Award”) at no cost to you, subject to the terms and conditions, including adjustments, set forth in the Plan and this Agreement.

3.	Minimum Performance Measurement. As a condition of vesting under paragraph 4, the following conditions must be met:

•

The sum of OfficeMax’s net income from operations available to our common shareholders, adjusted for special items for its fiscal years ending in 2011 and 2012, as disclosed and discussed in the earnings release, must be positive and;

•

The sum of OfficeMax’s EBIT (as defined below) for its fiscal year ending in 2011 (“2011 EBIT”) and for its fiscal year ending in 2012 (“2012 EBIT”) must equal at least $x million (the “EBIT Minimum”), and;

•	The Executive Compensation Committee of the Board of Directors must review and approve the 2011 EBIT, 2012 EBIT, and the EBIT Minimum.

EBIT means the Company’s earnings from continuing operations, excluding the impact of foreign currency exchange-rate fluctuation, before interest and taxes adjusted for special items as disclosed and discussed in the earnings release for the applicable fiscal year, as calculated by OfficeMax in its sole and complete discretion.

4.	Vesting and Additional Performance Measurement Adjustments. Subject to paragraphs 3 and 5, your Potential RSU Award will vest and be adjusted as follows:

The first half of your Potential RSU Award shall be adjusted based on 2011 EBIT in accordance with the following chart and shall vest on February 9, 2013 if you are actively employed by OfficeMax on that date, and shall be payable as soon as practical thereafter, but not later than March 15, 2013:

2011 EBIT		Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)
$	x	150% (Maximum)
$	x	100% (Target)
$	x	50%
<$	x	0%

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

The second half of your Potential RSU Award shall be adjusted based on 2012 EBIT in accordance with the following chart and shall vest on February 9, 2014 if you are actively employed by OfficeMax on that date, and be payable as soon as practical thereafter, but not later than March 15, 2014:

2012 EBIT		Percentage of Potential RSU Award (Based on Number of RSUs Granted at Target)
$	x	150% (Maximum)
$	x	100% (Target)
$	x	50%
<$	x	0%

Where 2011 EBIT or 2012 EBIT, as applicable, fall between the numbers shown on the tables above, the Percentage of Potential RSU Award shall be calculated using straight-line interpolation, except that no interpolation shall apply within the 2011 EBIT and/or 2012 EBIT range associated with a Target payout.

5.	Termination of Employment During Vesting Period. If your employment with OfficeMax terminates at any time on or after the Award Date and before February 9, 2014, your Potential RSU Award (subject to paragraphs 3 and 4, including the adjustments described therein) will both vest (subject to paragraphs 3 and 4) and be payable in accordance with this paragraph 5.

a.	Termination Prior to First Vesting Date. If your termination of employment occurs before February 9, 2013 and:

i.	you terminate employment as a result of your death or total and permanent disability, as determined by OfficeMax in its sole and complete discretion,

ii.	you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

iii.	you voluntarily terminate employment and at the time of your termination you are at least age 55 and have completed at least 10 years of employment with OfficeMax,

then your Potential RSU Award shall vest (subject to paragraphs 3 and 4) on your employment termination date in a pro rata manner as follows:

•

A pro rata portion of the unvested Restricted Stock Units relating to the first half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 9, 2013 based on the number of whole months that you were employed with OfficeMax since the Award Date divided by 24 months, plus

•

A pro rata portion of the unvested Restricted Stock Units relating to the second half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 9, 2014 based on the number of whole months that you were employed with OfficeMax since the Award Date divided by 36 months.

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

The vested portion of your Potential RSU Award, as determined above, shall be payable in accordance with the general payment timing provisions of paragraph 4, as applicable. Any unvested Restricted Stock Units remaining after payout will be forfeited and canceled.

b.	Termination Between First and Second Vesting Date. If your termination of employment occurs after February 9, 2013 but before February 9, 2014 and:

i.	you terminate employment as a result of your death or total and permanent disability, as determined by OfficeMax in its sole and complete discretion,

ii.	you are involuntarily terminated in a situation qualifying you for severance payments under an OfficeMax plan, or

iii.	you voluntarily terminate employment and at the time of your termination you are at least age 55 and have completed at least 10 years of employment with OfficeMax,

then the number of unvested Restricted Stock Units relating to the second half of your Potential RSU Award that would have otherwise vested, as determined under paragraph 4, on February 9, 2014 shall vest (subject to paragraphs 3 and 4) on your employment termination date in a pro rata manner based on the number of whole months that you were employed with OfficeMax since the Award Date over 36 months. Such pro rata vested Restricted Stock Units shall be payable not later than March 15, 2014. Any unvested Restricted Stock Units remaining after payout will be forfeited and canceled.

c.	Six-Month Minimum Employment and Plan Participation Requirement. Notwithstanding the foregoing, in order to be eligible for the pro rata vesting described in paragraphs 5.a and 5.b., you must be employed with OfficeMax and have been a participant in the Plan for a minimum of six continuous months during fiscal years 2011 and/or 2012.

d.	Other Terminations. Upon your voluntary or involuntary termination for any reason not meeting the criteria specified in this paragraph 5, all unvested Restricted Stock Units relating to your Potential RSU Award as of the date of your termination of employment with OfficeMax shall be immediately forfeited and canceled. Additionally, if your employment is terminated for “disciplinary reasons” as defined in the Executive Officer Severance Pay Policy (or any successor policy) or if you retire or resign and OfficeMax determines within six months thereafter that your conduct prior to your retirement or resignation warranted termination for “disciplinary reasons,” any vested or unvested Restricted Stock Units in this Award will be forfeited and cancelled. In the event you retire or resign and OfficeMax determines within six months thereafter that your conduct prior to your retirement or resignation warranted termination for “disciplinary reasons,” OfficeMax shall have the right to recover from you the amount of the value of the Stock at the time of the determination or, if disposed prior to the violation, at the time of disposition.

e.	Payment Upon Termination Due to Death. If your termination occurs as a result of your death, payment with respect to your vested Restricted Stock Units relating to your Potential RSU Award shall be made only to your beneficiary, executor or administrator of your estate or the person or persons to whom the rights to payment of such Restricted Stock Units shall pass by will or the laws of descent and distribution, as determined by OfficeMax in its sole and complete discretion.

6.	Change in Control. In the event of a Change in Control prior to February 9, 2014, except as otherwise determined by OfficeMax in its sole and complete discretion, the continuing entity may

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

either continue this Award or replace this Award with an award of at least equal value with terms and conditions not less favorable than the terms and conditions provided in this Agreement, in which case the new award will vest according to the terms of the applicable award agreement. Notwithstanding any provisions of this Agreement or the Plan to the contrary, if the continuing entity does not so continue or replace this Award, or if you experience a “qualifying termination,” all restrictions described in this Agreement will lapse with respect to all unvested Restricted Stock Units relating to your Potential RSU Award, if you are employed by OfficeMax at the time of the Change in Control, at the time of the Change in Control or your qualifying termination (as applicable), all such Restricted Stock Units will vest immediately, and payment of your Potential RSU Award shall be made as soon as practical but in no event later than March 15 of the year following the year in which the Change in Control or “qualifying termination” (as applicable) occurred. “Change in Control” and “qualifying termination” shall be defined in an agreement providing specific benefits upon a change in control or in the Plan.

7.	Nontransferability. The Restricted Stock Units awarded pursuant to this Agreement cannot be sold, assigned, pledged, hypothecated, transferred, or otherwise encumbered prior to vesting. Any attempt to transfer your rights in the awarded Restricted Stock Units prior to vesting will result in the immediate forfeiture and cancellation of such units. Notwithstanding the foregoing, subject to the approval of OfficeMax in its sole and complete discretion, Restricted Stock Units awarded pursuant to this Agreement may be transferable to members of your immediate family and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders.

8.	Stockholder Rights. You will not receive dividends or dividend units on the Restricted Stock Units awarded pursuant to this Agreement. With respect to the Restricted Stock Units awarded hereunder, you are not a shareholder and do not have any voting rights until such units vest and shares are recorded as issued on OfficeMax’s official stockholder records.

9.	Share Payment; Code Section 162(m). Vested Restricted Stock Units relating to your Potential RSU Award will be paid to you in whole shares of Stock. Partial shares, if any, will be paid in cash. Notwithstanding any provision in the Plan or this Agreement to the contrary, if in OfficeMax’s good faith determination, some or all of the remuneration attributable to this payment is not deductible by OfficeMax for federal income tax purposes pursuant to Code Section 162(m), then payment of such units will occur on the date OfficeMax anticipates, or should reasonably anticipate, that payment would qualify for deduction under Code Section 162(m).

10.	Tax Withholding. The amount of shares of Stock to be paid to you will be reduced by that number of shares of Stock having a Fair Market Value equal to the required minimum federal and state withholding amounts triggered by the vesting of your Restricted Stock Units. To the extent a fractional share of Stock is needed to satisfy such tax withholding, the number of shares of Stock withheld will be rounded up to the next whole number. Alternatively, you may elect within 60 calendar days from the Award Date to satisfy such withholding requirements in cash.

11.

Non-Solicitation and Non-Compete. This paragraph 11 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law rules. If Delaware law, for whatever reason, is not applied, then this paragraph 11 shall be enforced to the maximum extent allowable under otherwise applicable state law. For the period beginning on the Award Date and ending one year following your termination of employment with OfficeMax, you will not (i) directly or indirectly employ, recruit or solicit for employment any person who is (or was within six (6) months prior to your employment termination date) an employee of OfficeMax, an Affiliate or Subsidiary; or (ii) commence Employment with a Competitor in a substantially similar capacity to any position you held with OfficeMax during the last 12 months of your employment with OfficeMax and having the responsibility within the same geographic area(s) for which you

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

had responsibility during the last 12 months of your employment with OfficeMax. If you violate the terms of this paragraph 11 or of any other confidentiality, non-competition, non-solicitation or other similar agreement during or after your employment with OfficeMax, you will forfeit, as of the first day of any such violation, all right, title and interest to the Restricted Stock Units and any shares of Stock you own in settlement of your Restricted Stock Units on or after such date. Without limiting any other remedy available to OfficeMax, OfficeMax shall have the right to issue a stop transfer order and other appropriate instructions to its transfer agent with respect to these Restricted Stock Units, OfficeMax shall have the right to recover from you the amount of the value of the Stock at the time of the violation or, if disposed prior to the violation, at the time of disposition, and OfficeMax further will be entitled to reimbursement of any fees and expenses (including attorneys’ fees) incurred by or on behalf of OfficeMax in enforcing its rights under this paragraph 11. By accepting this Award, you consent to a deduction from any amounts OfficeMax, an Affiliate or Subsidiary owes to you (including wages or other compensation, fringe benefits, or vacation pay, as well as other amounts owed to you), to the extent of any amounts that you owe to OfficeMax under this paragraph 11. If OfficeMax does not recover by means of set-off the full amount owed to OfficeMax, you agree to pay immediately the unpaid balance to OfficeMax.

a.	“Competitor” means any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Agreement, in the sale or distribution of products, or in the provision of services in competition with the products sold or distributed or services provided by OfficeMax, an Affiliate, Subsidiary, partnership, or joint venture of OfficeMax and for whom greater than 35% of its North American revenues are comprised of the direct sale or distribution of office supplies, office furniture, technology-related office products or computer consumables actually sold by OFFICEMAX, print and document services, or related office products or services. The parties agree that the term Competitor shall not include any business entity or person principally engaged in the manufacture and distribution of computer hardware, software or peripherals. The determination of whether a business is a Competitor shall be made by OfficeMax’s General Counsel, in his or her sole and complete discretion.

b.	“Employment with a Competitor” means providing services as an employee or consultant, or otherwise rendering services of a nature for remuneration, to a Competitor, as determined by OfficeMax’s General Counsel, in his or her sole and complete discretion.

12.	No Special Employment. Nothing contained in this Agreement or in the Plan shall be construed or deemed under any circumstances to bind OfficeMax to continue your employment for any particular period of time.

13.	Use of Personal Data. By executing this Agreement, you hereby agree freely, and with your full knowledge and consent, to the collection, use, processing and transfer (collectively, the “Use”) of certain personal data such as your name, salary, nationality, job title, position evaluation rating along with details of all past awards and current awards outstanding under the Plan (collectively, the “Data”), for the purpose of managing and administering the Plan. You further acknowledge and agree that OfficeMax and/or any of its Affiliates may make Use of the Data amongst themselves and/or any other third parties assisting OfficeMax in the administration and management of the Plan (collectively, the “Data Recipients”). In keeping therewith, you hereby further authorize any Data Recipient, including Data Recipients located in foreign jurisdictions, to continue to make Use of the Data, in electronic or other form, for the purposes of administering and managing the Plan, including without limitation, any necessary Use of such Data as may be required for the subsequent holding of shares on your behalf by a broker or other third party with whom you may elect to deposit any shares acquired through the Plan.

OfficeMax shall, at all times, take all commercially reasonable efforts to ensure that appropriate safety measures shall be in place to ensure the confidentiality of the Data, and that no Use will be

OfficeMax Incorporated

2011 Restricted Stock Unit Award Agreement – Performance Based

Vice Presidents and Above (U.S.)

made of the Data for any purpose other than the administration and management of the Plan. You may, at any time, review your Data and request necessary amendments to such Data. You may withdraw your consent to Use of the Data herein by notifying OfficeMax in writing at the address specified in paragraph 13; however by withdrawing your consent to use Data, you may affect your eligibility to participate in the Plan.

By executing this Agreement you hereby release and forever discharge OfficeMax from any and all claims, demands, actions, causes of action, damages, liabilities, costs, losses and expenses arising out of, or in connection with, the Use of the Data including, without limitation, any and all claims for invasion of privacy, defamation and any other personal, moral and/or property rights.

14.	Acceptance of Terms and Conditions. You must sign this Agreement and return it to OfficeMax’s Compensation Department on or before May 31, 2011 or the Award will be forfeited. Return your executed Agreement to: Becky Cohen by mail at OfficeMax, 263 Shuman Boulevard (5E238), Naperville, Illinois 60563 or by fax at (630)647-3722.

OfficeMax Incorporated	Awardee: Michael Lewis

/s/ Jeff Johnson	Signature:	/s/ Michael J. Lewis
Jeff Johnson
Senior Vice President,	Date:	May 27, 2011
Human Resources